UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

RAND LOGISTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The purpose of this Schedule 14A is to file with the Securities and Exchange Commission (the “SEC”) a supplemental investor presentation to be delivered by Rand Logistics, Inc. (the “Company”) to Institutional Shareholder Services Inc. and stockholders of the Company on and after September 8, 2014.  Such supplemental presentation pertains to certain matters to be voted upon at the Company’s 2014 Annual Meeting of Stockholders scheduled for September 23, 2014.

Important Information

This filing and its exhibit may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders.  Information regarding the Company’s directors and executive officers and other participants that may be soliciting proxies on behalf of the Company’s board of directors, and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement relating to its 2014 Annual Meeting of Stockholders (the “Proxy Statement”), as filed with the SEC on August 29, 2014. The Proxy Statement, other solicitation material and other reports that the Company files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov.  STOCKHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO THE ELECTION OF DIRECTORS OF THE COMPANY.